UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

February 20, 2006

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01.     Entry into a Material Definitive Agreement

ITEM 5.02.     Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

ITEM 9.01.     Exhibits

SIGNATURE

Exhibit Index

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01.     Entry into a Material Definitive Agreement

Agreements with Gregory T. Troy. As described in Item 5.02 below, in connection with Mr. Gregory Troy’s appointment as the Vice President and Chief Human Resources Officer of Modine Manufacturing Company (the “Company”), on February 20, 2006, Mr. Troy entered into a Change in Control and Termination Agreement with the Company.

In the event of a "Change in Control," as defined in Mr. Troy's Change in Control and Termination Agreement, at any time during the 24 months after a Change in Control occurs, if Mr. Troy is terminated without "Good Cause" or if Mr. Troy terminates the Agreement for “Good Reason” or for any reason during the thirteenth month following a Change in Control, a 24-month "Severance Period" would be triggered during which Mr. Troy would be entitled to receive an amount equal to two times the greater of: (A) the sum of his base salary and target bonus or (B) the sum of his five-year average base salary and five-year average actual bonus, payable in a lump sum within 60 days after the date of termination of employment. In addition, Mr. Troy would receive an amount equal to the pro rata portion of the target bonus for the calendar year in which his employment terminated. In the event of Mr. Troy’s death, such amounts would be payable to his beneficiary.

In addition, in the event of a Change in Control, any stock options or stock awards would immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a Change in Control occurs, and if payments made to Mr. Troy were subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Troy would be entitled to receive a lump sum payment, sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

In addition to the above Agreement, the Company issued to Mr. Troy 1,294 shares of Modine restricted stock, which will vest in four annual installments beginning on February 20, 2007, and 3,773 options to buy Modine common stock, exercisable on and after February 20, 2007.

ITEM 5.02.     Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On February 21, 2006, the Company announced the appointment of Gregory Troy, 50, as the Company’s Vice President and Chief Human Resources Officer. Mr. Troy joined Modine from OMNOVA Solutions, Inc., a major innovator of decorative and functional surfaces, emulsion polymers and specialty chemicals, where he worked from 1999 to February 2006 and where he was most recently the Senior Vice President Human Resources. Prior to that time, Mr. Troy worked as Director of Human Resources at Gencorp, Inc. (1996 - 1999). He also held various positions at Bosch Braking Systems, Mobil Corporation, Printpack, Inc., and Cabledata,Inc.

The terms of Mr. Troy’s Change in Control and Termination Agreement are discussed in Item 1.01 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.   Exhibits.

Exhibit 10.1	Form of Executive Change-in-Control and Termination Agreement.
Exhibit 99	Press Release dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D. B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D. R. Zakos Vice President, General Counsel and Secretary

Date: February 24, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Executive Change-in-Control and Termination Agreement.
Exhibit 99	Press Release dated February 21, 2006.